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                                                                   Exhibit 11.01
                   UNITED CITIES GAS COMPANY AND SUBSIDIARIES

                 COMPUTATION OF COMMON STOCK EARNINGS PER SHARE



                                                            Three Months Ended       Nine Months Ended       Twelve Months Ended
                                                               September 30,            September 30,            September 30,
                                                        -----------------------  ----------------------    ----------------------
(Unaudited, in thousands, except per share amounts)         1994        1993         1994        1993         1994        1993
                                                            ----        ----         ----        ----         ----        ----
Common Stock Earnings (Loss)........................... $   (5,210)  $  (5,170)  $    5,706   $   5,022    $   12,804   $  11,853
Add:  Preference Stock Dividends.......................       -           -            -             30          -             48
                                                        ----------   ---------   ----------   ---------    ----------   ---------
Common Stock Earnings (Loss) after Conversion.......... $   (5,210)  $  (5,170)  $    5,706   $   5,052    $   12,804   $  11,901
                                                        ==========   =========   ==========   =========    ==========   =========

Average Number of Common Shares Outstanding
   During the Period...................................     10,407      10,248       10,370      10,167        10,349      10,132
Add:  Conversion of 11 1/2% Preference Stock**.........       -           -            -           -             -           -
                                                        ----------   ---------   ----------   ---------    ----------   ---------
Average Number of Common Shares Outstanding
   after Conversion....................................     10,407      10,248       10,370      10,167        10,349      10,132
                                                        ==========   =========   ==========   =========    ==========   =========

Common Stock Earnings (Loss) per Share:
   Primary............................................. $    (0.50)  $   (0.50)  $     0.55   $    0.49    $     1.24   $    1.17
                                                        ==========   =========   ==========   =========    ==========   =========

   Fully Diluted....................................... $    (0.50)  $   (0.50)  $     0.55   $    0.50 *  $     1.24   $    1.17
                                                        ==========   =========   ==========   =========    ==========   =========


 * This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
** There was no 11-1/2% Preference Stock outstanding at September 30, 1994 and 1993.






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